SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]      FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) [x] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 Netegrity, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Netegrity, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.


 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

         2)  Form, Schedule or Registration Statement No.:

         3)  Filing Party:

         4)  Date Filed:





                                 NETEGRITY, INC.
                                245 Winter Street
                          Waltham, Massachusetts 02451

                    Notice of Special Meeting of Stockholders
                           to be held October 7, 1999


To Our Stockholders:

         A Special Meeting of the Stockholders of Netegrity, Inc., a Delaware corporation (the "Company" or "Netegrity"), will be held on Thursday, October 7, 1999, at 9:30 a.m., local time, at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, Suite 3100, 101 Federal Street, Boston, Massachusetts 02110 for the following purposes:

         1. To consider and act upon a proposal to ratify, confirm and approve the amendment to the Company's Restated Certificate of Incorporation, as amended, which increased the number of authorized shares of capital stock from 30,000,000 shares to 45,000,000 shares, which amendment was approved by the stockholders at their meeting on May 11, 1999.

         2. To consider and act upon a proposal to approve a further amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of capital stock to 60,000,000.

         3. To consider and act upon any other business which may properly come before the meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business on August 31, 1999 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

         PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

         All stockholders are cordially invited to attend the meeting.

                                By Order of the Board of Directors,



                                Barry N. Bycoff,
                                President and Chief Executive Officer
September 7, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. THE PROXY MAY BE REVOKED BY THE PERSON EXECUTING THE PROXY BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                 NETEGRITY, INC.

                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS

                                  To Be Held On

                                 October 7, 1999

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Netegrity, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders to be held on Thursday, October 7, 1999, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is September 7, 1999.

         If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor of the specified proposals and in the discretion of the persons named in the proxies as to any other matters which may properly come before the meeting and any adjournments thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving a duly executed proxy bearing a later date or a written notice of revocation to the Secretary of the Company at any time before the proxy is exercised. The persons named as attorneys in the proxies are directors and officers of the Company.

         The representation in person or by proxy of (i) at least a majority of the outstanding shares of capital stock of the Company and (ii) at least a majority of the outstanding shares of Series D Preferred Stock of the Company is necessary to establish a quorum for the transaction of business. The affirmative vote of the holders of (i) at least a majority of the outstanding shares of Common Stock and Series D Preferred Stock (voting together as a single class) and (ii) at least a majority of the outstanding shares of Common Stock (voting as a separate class) is required to approve the proposed amendment of the Restated Certificate of Incorporation, described below, as well as to ratify the amendment of the Restated Certificate of Incorporation approved by the stockholders on May 11, 1999.

         An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Both abstentions and broker "non-votes" are counted as present for the purposes of determining the existence of a quorum for the transaction of business. However, for purposes of determining the number of shares voting on a particular proposal, abstentions and broker "non-votes" are not counted as votes cast or shares voting. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and broker "non-votes" will have the effect of votes against the ratification of the amendment approved by stockholders on May 11, 1999 or against the approval of the proposed amendment described below, as the case may be.

         The Company will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company. The Company may, in addition, retain a proxy soliciting firm to assist in soliciting proxies for a fee not in excess of approximately $10,000.

         The Company's principal executive offices are located at 245 Winter Street, Waltham, Massachusetts 02451, telephone number 781-890-1700.

                        RECORD DATE AND VOTING SECURITIES

         Only stockholders of record at the close of business on August 31, 1999 are entitled to notice of and to vote at the meeting. On August 31, 1999 the Company had outstanding 10,436,578 shares of Common Stock, par value $.01 per share, and 3,333,333 shares of Series D Preferred Stock, convertible into Common Stock on a one-for-one basis. Each outstanding share of the Company's Common Stock entitles the record holder to one vote. Each outstanding share of the Company's Series D Preferred Stock entitles the record holder to one vote (which is the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series D Preferred Stock could be converted.) The holders of shares of Common Stock and Series D Preferred Stock will vote together as a single class with respect to the proposed amendment of the Restated Certificate of Incorporation described below and the ratification of the amendment of the Restated Certificate of Incorporation adopted on May 11, 1999. In addition, the holders of shares of Common Stock will vote as a separate class on both matters.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of August 1, 1999 the beneficial ownership of shares of capital stock of (i) each person known by the Company to own beneficially more than five percent of the issued and outstanding shares of capital stock outstanding on that date, (ii) each director, (iii) the Chief Executive Officer and the next four most highly-compensated executive officers of the Company who beneficially held shares of capital stock as of such date, and (iv) all executive officers and directors of the Company as a group.



                            Name and Address of                                 Amount and Nature of            Percent of Class
                            Beneficial Owner                                  Beneficial Ownership (1)

                            Pequot Private Equity Fund L.P. (2)........              4,921,076                       32.08%
                            Pequot Offshore Private Equity Fund Inc.
                            354 Pequot Avenue
                            Southport, CT  06490

                            Fidelity Securities Fund:
                            Fidelity OTC Portfolio (3)                                700,000                         5.09%
                            c/o Fidelity Management & Research
                              Company
                            82 Devonshire Street E 20E
                            Boston, MA  02109
                            Barry N. Bycoff (4)                                       678,000                         4.77%
                            Stephen L. Watson (5)......................               363,000                         2.59%
                            Michael L. Mark (6)........................               104,303                           *
                            Ralph B. Wagner (7)........................                87,962                           *
                            James Rosen (8)                                            68,200                           *
                            James E. Hayden (9)                                        45,500                           *
                            Deepak Taneja (10)                                         66,100                           *
                            James P. McNiel (11)                                       69,447                           *
                            Thomas M. Palka (12)                                       15,500                           *
                            Eric R. Giler (13).........................                12,000                           *

                            All executive officers and directors as a
                               group (10 persons) (14).................              1,510,012                       10.20%
-------------------

*        less than 1%

(1) Except as otherwise noted below, the Company believes each beneficial owner has the sole voting and investment power with respect to all shares of capital stock (or options, warrants or other securities convertible into or exchangeable for capital stock) shown as beneficially owned by him. All numbers and percentages, except as otherwise noted, do not assume the exercise of outstanding options or warrants. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days of August 1, 1999 pursuant to the exercise of presently exercisable or outstanding options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group shown in the table.

2) Includes 3,333,333 shares of Series D Preferred Stock, 86,956 shares of Common Stock and 1,500,787 Warrants.

(3)      Includes  700,000 shares of Common Stock.

(4) Includes 200,000 shares of Common Stock beneficially owned by Mr. Bycoff, 10,000 shares held in trust for the benefit of Mr. Bycoff's children and non-qualified stock options to purchase 468,000 shares of Common Stock.

(5) Includes 108,000 shares of Common Stock and non-qualified stock options to purchase 255,000 shares of Common Stock.

(6) Includes 78,303 shares of Common Stock and non-qualified stock options to purchase 26,000 shares of Common Stock.

(7) Includes 37,712 shares of Common Stock and non-qualified stock options to purchase 50,250 shares of Common Stock.

(8) Includes 22,000 shares of Common Stock and incentive stock options to purchase 46,200 shares of Common Stock.

(9) Includes 500 shares of Common Stock and incentive stock options to purchase 45,000 shares of Common Stock.

(10)     Includes incentive stock options to purchase 66,100 shares of Common
         Stock.

(11)     Includes 69,447 Warrants to purchase Common Stock.

(12) Includes 500 shares of Common Stock and incentive stock options to purchase 15,000 shares of Common Stock.

(13) Includes non-qualified stock options to purchase 12,000 shares of Common Stock.

(14) Includes the following shares which the specified individual has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days: Mr. Watson, 255,000 shares; Mr. Wagner, 50,250 shares; Mr. Mark, 26,000 shares; Mr. Giler, 12,000 shares; and Mr. Bycoff, 468,000 shares.


               AMENDMENTS OF RESTATED CERTIFICATE OF INCORPORATION

             Ratification of Amendment of the Restated Certificate of Incorporation Approved by the Stockholders May 11, 1999

         On March 9, 1999, the Board of Directors adopted a resolution approving an amendment to the Company's Restated Certificate of Incorporation (the "May Amendment") to increase the number of authorized shares of capital stock from 30,000,000 shares to 45,000,000 shares. The May Amendment was submitted for action at the Special Meeting in lieu of the Annual Meeting of Stockholders held May 11, 1999. It is the Company's position that, at that meeting, the holders of 10,268,847 shares of the Company's Common Stock and 3,333,333 shares of the Company's Series D Preferred Stock (voting together as a single class) voted in favor of the May Amendment. The May Amendment was filed with the Delaware Secretary of State on May 11, 1999.

         On June 4, 1999, a suit was brought in the Court of Chancery of the State of Delaware styled Applebaum et al. v. Netegrity, Inc. et al. purportedly on behalf of the common stockholders of the Company. The suit alleges, among other things, that the Company did not comply with Section 242(b) of the General Corporation Law of the State of Delaware in connection with the adoption of the May Amendment. The suit alleges that under Section 242(b) of the General Corporation Law of the State of Delaware, the holders of Common Stock were required to vote as a class separate from the holders of Series D Preferred Stock on the May Amendment. In addition, the proxy statement for the May 11, 1999 stockholders meeting stated that the vote required to approve the May Amendment was the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting, whereas the General Corporation Law of the State of Delaware requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding shares of each class entitled to vote thereon as a class. Although the proxy statement for the May 11, 1999 stockholders' meeting stated the stockholder vote required as set forth in the preceding sentence, it is the Company's position that holders of approximately 78% of the outstanding Common Stock and 100% of the outstanding Series D Preferred Stock voted in favor of approval of the May Amendment. The plaintiff in the Court of Chancery suit did not concede that the Company's position with respect to the number of shares voted in favor of the May Amendment was correct.

         The parties have entered into a Stipulation of Settlement which has been filed with the Court of Chancery of the State of Delaware in connection with the foregoing lawsuit. The Stipulation states that the defendants deny vigorously any liability with respect to all claims alleged in the action and maintain that they have fully complied with the requirements of Section 242(b) and that the May Amendment is valid and effective without any further approval. Nevertheless, in order to put to rest the claims and dispel any potential uncertainty that may exist as a result of the lawsuit or the claims described therein, the defendants have entered into the Stipulation and agreed among other things to bring before the stockholders the proposal to ratify, confirm and approve the May Amendment and to obtain certain other approvals. A hearing on the settlement has been scheduled by the Court of Chancery of the State of Delaware for September 24, 1999. A notice of the hearing has been sent to stockholders separately.

         The Board of Directors recommends a vote in favor of the proposal to ratify, confirm and approve the May Amendment.

         If (i) at least a majority of the outstanding shares of Common Stock and Series D Preferred Stock (voting together as a single class) and (ii) at least a majority of the outstanding shares of Common Stock (voting as a separate class) do not vote in favor of the proposal to ratify, confirm and approve the May Amendment, the Stipulation of Settlement requires the Company to file a certificate of correction or other applicable document with the Delaware Secretary of State which will correct the provisions of the Company's
Certificate of Incorporation that were altered by the May Amendment by substituting the language that was in place prior to the May Amendment thereby returning the Certificate of Incorporation to its pre-May Amendment status.

Proposed Further Amendment of the Restated Certificate of Incorporation

         On July 29, 1999, the Board of Directors adopted a resolution approving an amendment of the Company's Restated Certificate of Incorporation (the "July Amendment") to increase the number of authorized shares of capital stock to 60,000,000 shares. Regardless of the outcome of the vote on the proposal to ratify, confirm and approve the May Amendment, the Board of Directors has determined that it is advisable and in the best interests of the stockholders of the Company to increase the number of authorized shares of capital stock and of the Common Stock to 60,000,000 to accommodate future corporate transactions. The Board of Directors also directed that the July Amendment be submitted for action at the Special Meeting of Stockholders to be held on October 7, 1999.

         The Company's Restated Certificate of Incorporation, as amended by the May Amendment, authorizes the issuance of a total of 45,000,000 shares, consisting of 40,000,000 shares of Common Stock, par value $0.01 per share and 5,000,000 shares of Preferred Stock with a par value of $0.01 per share. If approved, the July Amendment will, regardless of the outcome of the vote on the proposal to ratify, confirm and approve the May Amendment, increase the total number of authorized shares of capital stock to 60,000,000, of which 55,000,000 will be shares of Common Stock. The July Amendment will modify the first paragraph of Article Fourth of the Restated Certificate of Incorporation to read as follows:

         FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 60,000,000 shares, consisting of 55,000,000 shares of Common Stock with a par value of $0.01 per share (herein called the "Common Stock") and 5,000,000 shares of Preferred Stock with a par value of $0.01 per share (herein called the "Preferred Stock").

         The Board of Directors recommends a vote in favor of the proposal to adopt the July Amendment.

Outstanding Capital Stock

         The May Amendment was intended to increase the number of authorized shares of Common Stock to 40,000,000 shares. The proposed July Amendment is intended to further increase that number of authorized shares of Common Stock to 55,000,000 shares, regardless of the outcome of the vote on the proposal to ratify, confirm and approve the May Amendment. The May Amendment and the July Amendment (referred to herein collectively as the "Charter Amendments") will not change the currently authorized number of shares of Preferred Stock, which will remain set at 5,000,000 shares, of which 3,333,333 shares of Series D Preferred Stock are outstanding. As of August 1, 1999 an aggregate of 10,420,288 shares of Common Stock were issued and outstanding, and there were 8,991,021 shares of Common Stock reserved for issuance under the Company's various stock plans and upon conversion of the Company's Preferred Stock and exercise of the Company's warrants. If the Charter Amendments are approved, and assuming that there are 10,420,288 shares of Common Stock issued and outstanding, and 8,991,021 shares of Common Stock reserved for issuance for the purposes described above, there will be an aggregate of 35,588,691 shares of Common Stock authorized and available for issuance.

Purposes of the Amendments

         The Board of Directors believes that approval of the Charter Amendments will be advantageous to the Company. The Charter Amendments would provide additional authorized shares of Common Stock for use from time to time for corporate purposes that the Board of Directors may deem desirable, including, without limitation, public and private equity financings, mergers or acquisitions or other corporate transactions, including benefit programs (such as the 1997 Non-Employee Director Stock Option Plan and the 1997 Stock Option
Plan), stock splits or stock dividends. The Company does not currently have any plans for issuance of the additional shares.

         The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock now authorized. Adoption of the Charter Amendments and the issuance of additional shares of Common Stock would not affect the rights of holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of Common Stock outstanding in the event of the issuance of any of those shares. Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof.

         If the July Amendment is approved by stockholders, it will become effective upon the filing of the July Amendment with the Delaware Secretary of State. If the settlement of the claims pending in the Court of Chancery of the State of Delaware (the "Court") is approved by the Court and the May Amendment is not approved by the stockholders, then the Company will be obligated to file a certificate of correction with the Delaware Secretary of State revising the Company's Restated Certificate of Incorporation so that it reflects the language it contained prior to the May Amendment.

Possible Effects of the Amendments

         If the stockholders approve the Charter Amendments, the Company will have additional authorized but unissued shares of Common Stock that may be issued by the Board of Directors of the Company, without the necessity of any stockholder action, except to the extent otherwise required by the rules of The Nasdaq Stock Market. The Nasdaq rules, in the case of a merger, generally require stockholder approval if more than 20% of the outstanding common stock of a company is to be issued in a single transaction or a group of related transactions.

         The management of the Company is not aware of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. However the availability of additional, unreserved shares might give the Board of Directors greater power to take actions in opposition to an actual or threatened attempt to acquire control of the Company and in certain respects may have the effect of limiting the ability of a third party to effect a change in control of the Company. For example, additional shares of Common Stock could be issued to make attempts to gain control of the Company by the Board of Directors more difficult or time-consuming.

Appraisal Rights in Respect of the Proposed Amendments

         Under the applicable provisions of the General Corporation Law of the State of Delaware, the Company's stockholders have no appraisal rights with respect to the Charter Amendments.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices not later than December 15, 1999. In accordance with the provisions of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, if the Company does not receive notice of a stockholder proposal to be raised at its 2000 Annual Meeting on or before February 24, 2000, then in such event, the management proxies shall be allowed to use their discretionary voting authority when the proposal is raised at the 2000 Annual Meeting of Stockholders.

         In order to curtail controversy as to the date on which a proposal is received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business that will be presented for consideration at the Meeting other than those items stated above. If any other matters properly come before the Meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

                       By Order Of The Board Of Directors,

                       Barry N. Bycoff, President and Chief Executive Officer





                                 REVOCABLE PROXY

                                 NETEGRITY, INC.

[x]      PLEASE MARK VOTES AS IN THIS EXAMPLE

                         SPECIAL MEETING OF STOCKHOLDERS

                                 October 7, 1999

The undersigned hereby appoints Stephen L. Watson and Barry N. Bycoff, and each of them, as proxies, with full power of substitution, to vote all shares of capital stock of Netegrity, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on Thursday, October 7, 1999, at 9:30 a.m., local time, at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, Suite 3100, 101 Federal Street, Boston, Massachusetts, and at any adjournments thereof, upon the matters set forth in the Notice of Special Meeting of Stockholders and related Proxy Statement dated September 7, 1999, a copy of which has been received by the undersigned.





    [x]         PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR PROPOSALS 1 and 2.



1. To ratify, confirm and approve an amendment of the Restated Certificate of Incorporation, as amended, of Netegrity, Inc. to increase the number of authorized shares of capital stock from 30,000,000 to 45,000,000.


          FOR                       AGAINST                         ABSTAIN

          [ ]                         [ ]                             [ ]

2. To approve an amendment to the Restated Certificate of Incorporation, as amended, of Netegrity, Inc. to increase the number of authorized shares of capital stock to 60,000,000.

          FOR                       AGAINST                         ABSTAIN

          [ ]                         [ ]                             [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

 PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

 Please sign exactly as your name(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           MARK HERE IF       [ ]
            YOU PLAN TO
            ATTEND THE
              MEETING

             MARK HERE        [ ]
            FOR ADDRESS
            CHANGE AND
            NOTE BELOW